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                                                                   Exhibit 23.3




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To USA Waste Services, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 22, 1993 on Envirofil, Inc. included in the USA Waste Services, Inc.'s previously filed Annual Report of Form 10-K for the fiscal year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1) dated April 25, 1995 and included in and incorporated by reference in the USA Waste Services, Inc.'s previously filed Joint Proxy Statement and Prospectus dated May 19, 1995, and our report dated March 25, 1994 on the Acquired New Jersey Solid Waste Companies included in the Envirofil, Inc.'s previously filed Current Report on Form 8-K/A dated May 11, 1994 and incorporated by reference in the USA Waste Services, Inc.'s previously filed Joint Proxy Statement and Prospectus dated May 19, 1995 and to all references to our Firm included in this Registration Statement.



Philadelphia, PA
November 1, 1995


                                                ARTHUR ANDERSEN LLP